Exhibit 10.2

DaVita Inc.
Restricted Stock Unit Agreement under the DaVita Inc. 2020 Incentive Award Plan

This Restricted Stock Unit Agreement (this “Agreement”) is dated as of the Grant Date indicated below by and between DaVita Inc., a Delaware corporation (the “Company”), and the Grantee indicated below pursuant to the DaVita Inc. 2020 Incentive Award Plan (the “Plan”).

Primary Terms

Grantee:	«Grantee»
Address:	«Address_1» «City», «State» «Zip»
Grant Date:	«Grant Date»
Number of Units:	«RSU Award»
Vesting Schedule:	«RSU_Vesting_1» «RSU_Vesting_2»
Plan Name:	2020 Incentive Award Plan
Plan ID#:	2020

This Agreement includes this cover page and the following Exhibits, which are expressly incorporated by reference in their entirety herein:

Exhibit A – General Terms and Conditions
Exhibit B – Events Causing Full Vesting of Awards

Grantee hereby expressly acknowledges and agrees that he/she/they is an employee at will and may be terminated by the Company or its applicable Affiliate at any time, with or without cause. By accepting this Award, Grantee hereby acknowledges he/she/they has a copy of the Plan, and accepts and agrees to the terms and provisions of this Agreement and the Plan. Capitalized terms that are used but not defined in this Agreement shall have the meanings set forth in the Plan.

IN WITNESS WHEREOF, the Company and the Grantee have accepted this Agreement effective as of the Grant Date.

DaVita Inc.	Grantee*

*If permitted by the Company, this Agreement
may be accepted electronically by the Grantee
pursuant to the Company’s third-party stock plan
administrator’s procedures.

DaVita Inc.
Restricted Stock Unit Agreement Exhibit A – General Terms and Conditions
For valuable consideration, the receipt of which is acknowledged, the parties hereto agree as follows:

1.Grant of Restricted Stock Units. The Company hereby grants to Grantee this award (the “Award”) of the number of restricted stock units indicated on the front page (“Restricted Stock Units”) under the Plan, subject to adjustment, forfeiture and the other terms and conditions set forth below and in the Plan. This Award represents Grantee’s right to receive shares of common stock of the Company (“Common Stock”), subject to Grantee’s fulfillment of the vesting and other conditions set forth in this Agreement.

2.Vesting Conditions. The Restricted Stock Units shall vest in accordance with the Vesting Schedule specified on the front page.

3.Conversion of Restricted Stock Units and Stock Issuance. One share of Common Stock (each, a “Share”) will become issuable to Grantee for each Restricted Stock Unit that vests pursuant to this Agreement, subject to any reduction in the number of Shares pursuant to Section 6 below, with such Shares to be distributed to the Grantee within 60 days following the applicable vesting date or vesting event, subject to Section 12 below and Exhibit B. The number of Shares issuable to Grantee, after any reduction pursuant to Section 6, shall be rounded down to the nearest whole number of Shares. Notwithstanding the foregoing, in the event Grantee’s employment is transferred to a non-U.S. Affiliate, then immediately prior to such transfer this Award shall be cancelled and the Grantee shall have no further rights with respect to the Restricted Stock Units or any Shares with respect to such Restricted Stock Units.

4.Termination of Employment. Except as set forth in Exhibit B or pursuant to the terms of any written employment agreement between the Grantee and the Company or an Affiliate thereof in effect on the Grant Date, Restricted Stock Units will cease vesting upon the date Grantee’s employment with the Company or any Affiliate is terminated for any reason. Upon the date that Grantee ceases being an Employee for any reason other than as expressly contemplated in Exhibit B or pursuant to the terms of any written employment agreement between the Grantee and the Company or an Affiliate thereof in effect on the Grant Date, Grantee will forfeit his/her/their right to any unvested Restricted Stock Units.

5.Rights to Shares. Grantee shall not have any rights to the Shares subject to the Award, including without limitation, voting rights and rights to dividends, unless and until the Shares shall have been issued by the Company and held of record by or for the benefit of Grantee. The Restricted Stock Units shall include a right to Dividend Equivalents equal to the value of any dividends paid on the Common Stock for which the dividend record date occurs between the Grant Date and the date the Restricted Stock Units are settled or forfeited. Subject to vesting, each Dividend Equivalent entitles Grantee to receive the equivalent cash value of any such dividends paid on the number of Shares underlying the Restricted Stock Units that are outstanding during such period. Dividend Equivalents will be accrued (without interest) and will be subject to the same conditions as the Restricted Stock Units to which they are attributable, including, without limitation, the vesting conditions and the provisions governing the time and form of settlement of the Restricted Stock Units.

6.Taxes

(a)Generally. Grantee is ultimately liable and responsible for all taxes under all applicable federal, state, local or other laws or regulations (the “Required Tax Payments”) owed in connection with the Award, regardless of any action the Company or any of its Affiliates takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company nor any of its Affiliates makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Award or the subsequent sale of Shares issuable pursuant to the Award. The Company and its Affiliates do not commit and are under no obligation to structure the Award to reduce or eliminate Grantee’s tax liability.

(b)Payment of Withholding Taxes. As a condition precedent to the delivery to the Grantee of any Shares upon vesting of the Award, the Grantee shall satisfy the Required Tax Payments by the Company withholding from the Shares otherwise to be delivered to the Grantee pursuant to the Award a whole number of Shares having a Fair Market Value, determined as of the date the obligation to withhold or pay taxes first arises in connection with the Award (the “Tax Date”), equal to the Required Tax Payments, with the number of Shares withheld rounded up to the nearest whole Share to satisfy the Required Tax Payments; provided that the number of Shares to be withheld shall be based on the minimum statutory withholding rate or, at the election of Grantee in accordance with such procedures as may be established by the Administrator from time to time, such other withholding rates for federal, state, local and foreign income tax and payroll/employment tax purposes that are applicable to such taxable income and that have been determined by the Administrator to avoid adverse accounting consequences. For the avoidance of doubt, in no instance shall the withholding rate for any Grantee exceed the applicable maximum withholding rate. Notwithstanding the foregoing, the Company (or, in the case of a Grantee subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Committee) may, in its sole discretion, establish alternative methods for the Grantee to satisfy the Required Tax Payments, which may include, without limitation, a cash payment, proceeds from the sale of Shares otherwise issuable to Grantee, or delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole Shares, in each case, having an aggregate value, determined as of the Tax Date, equal to the amount necessary to satisfy the Required Tax Payments.

7.Assignment. Grantee’s interest in this Award may not be assigned or alienated, whether voluntarily or involuntarily.

8.Clawback Provision. Notwithstanding any other provision in this Agreement to the contrary, Grantee and this Award shall be subject to the Company’s Dodd-Frank Policy on Recoupment of Incentive Compensation, Amended and Restated Incentive Compensation Clawback Policy, and any other clawback policy adopted by the Company, each as may be amended from time to time (each, a “Clawback Policy”), in each case, to the extent applicable to the Grantee and this Award. The provisions of this Section 8 are in addition to and not in lieu of any other remedies available to the Company in the event Grantee violates the Policies (as defined herein below), or any laws or regulations.

9.Amendments. The Company may amend the provisions of this Agreement at any time; provided that, an amendment that would adversely affect the Grantee’s rights under this Agreement in a material manner shall be subject to the written consent of the Grantee.

10.Change of Control of the Company. In the event of a Change of Control (as defined in Exhibit B below), the entire Award may vest immediately in accordance with the terms of the Plan. The specific provisions regarding circumstances in which full vesting would occur upon or following a Change of Control under this Agreement are set forth in Exhibit B.

11.[Non-Competition/]1Non-Solicitation/Non-Disclosure.

(a) [Non-Competition. Grantee acknowledges and recognizes the highly competitive nature of the business of the Company and the unique access to the confidential business, goodwill, personnel, and customer and patient information of the Company, or any of its subsidiaries or affiliates, including trade secret information, that Grantee receives solely as a result of Grantee’s employment with the Company, or any of its subsidiaries or affiliates, and accordingly agrees that while Grantee is an Employee, and for the one-year period following termination of such relationship for any reason (whether voluntary or involuntary) (the “Restricted Period”), Grantee shall not, directly or indirectly, as an employee, independent contractor, consultant, or in any other capacity, prepare to provide or provide any of the same or similar services that Grantee performed during his/her/their employment with or service to the Company, or any of its subsidiaries or affiliates, for any other individual, partnership, limited liability company, corporation, independent practice association, management services organization, or any other entity (collectively, “Person”) anywhere in the Restricted Territory that competes in any way with the area of business of the Company, or any of its subsidiaries or affiliates, in which Grantee worked and/or performed services during the last five years of Grantee’s employment with the Company, or any of its subsidiaries or affiliates. For purposes of the above, preparing to provide any of the same or similar services includes, but is not limited to, planning with any Person on how best to compete with the Company, or any of its subsidiaries or affiliates, or discussing the Company’s, or any of its subsidiaries’ or affiliates’, business plans or strategies with any Person.

Grantee further agrees that during the Restricted Period, Grantee shall not, directly or indirectly, own, manage, control, operate, invest in, acquire an interest in, or otherwise engage in, act for, or act on behalf of any Person (other than the Company and its subsidiaries and affiliates) engaged in any activity that Grantee was responsible for during the last five years of Grantee’s employment with or engagement by the Company, or any of its subsidiaries or affiliates, in the Restricted Territory where such activity is competitive with the activities carried on by the Company, or any of its subsidiaries or affiliates.

Grantee acknowledges that during the Restricted Period, Grantee may be exposed to confidential information and/or trade secrets relating to business areas of the Company, or any of its subsidiaries or affiliates, that are different from and in addition to the areas in which Grantee primarily works for the Company, or any of its subsidiaries or affiliates, (the “Additional Protected Areas of Business”). As a result, Grantee agrees, that during the Restricted Period, he/she/they shall not, directly or indirectly, own, manage, control, operate, invest in, acquire an interest in, or otherwise act for, act on behalf, or provide the same or similar services to, any Person (other than the Company and its subsidiaries and affiliates) that engages in the Additional Protected Areas of Business.

Notwithstanding the foregoing, nothing in this Section 11(a) prohibits Grantee from passively owning not in excess of 2% in the aggregate of any company’s stock or other ownership interests that are publicly traded on any national or regional stock exchange.

For purposes of this Section 11(a), “Restricted Territory” means the territory or territories or other geographic areas in which the Company and its subsidiaries and affiliates does business and as to which Grantee provided services or had a material presence or influence, and/or about which Grantee learned confidential information and/or trade secrets. Grantee acknowledges and agrees that, given Grantee’s role at the Company, or any of its subsidiaries or affiliates, the geographical limitations and duration of this covenant not to compete are reasonable and appropriate, it being understood that the business of the
1     Applicability/inclusion in award agreement based on teammate jurisdiction and status.

Company and any of its subsidiaries and affiliates can be, and is, practiced throughout the United States, and that the restrictions set forth herein will not impose any undue hardship on Grantee.

To the extent that the provisions of this Section 11(a) conflict with any other agreement signed by Grantee relating to non-competition, the provisions that are most protective of the Company’s, and any of its subsidiaries’ or affiliates’, interests shall govern.

This Section 11(a) (Non-competition) and the rights and obligations of Company hereunder may be assigned by Company and shall inure to the benefit of and shall be enforceable by any such assignee, as well as any of Company’s successors in interest. This Section 11(a) (Non-competition) and the rights and obligations of Grantee hereunder may not be assigned by Grantee, but are binding upon Grantee's heirs, administrators, executors, and personal representatives.]

(b)Non-Solicitation. Grantee agrees that during the term of his/her/their employment and/or service to the Company or any of its subsidiaries or affiliates and for the one-year period following the termination of his/her/their employment and/or service by either party for any or no reason (whether voluntary or involuntary), Grantee shall not (i) solicit any of the Company’s, or any of its subsidiaries’ or affiliates’, employees who are then employed or who have left employment within the past six (6) months and with whom Grantee worked on more than a de minimis basis or whom Grantee directly or indirectly supervised during Grantee’s employment or engagement with the Company, or any of its subsidiaries or affiliates, to work for any Person (other than the Company or any of its subsidiaries or affiliates); (ii) hire any of the Company’s, or any of its subsidiaries’ or affiliates’, employees who are then employed or who have left employment within the past six (6) months and with whom Grantee worked on more than a de minimis basis or whom Grantee directly or indirectly supervised during Grantee’s employment or engagement with the Company, or any of its subsidiaries or affiliates, to work (as an employee or an independent contractor) for any Person (other than the Company or any of its subsidiaries or affiliates); or (iii) take any action that may reasonably result in any of the Company’s, or any of its subsidiaries’ or affiliates’, employees who are then employed or who have left employment within the past six (6) months and with whom Grantee worked on more than a de minimis basis or whom Grantee directly or indirectly supervised during Grantee’s employment or engagement with the Company, or any of its subsidiaries or affiliates, going to work (as an employee or an independent contractor) for any Person (other than the Company or any of its subsidiaries or affiliates).

(c)Non-Disclosure. In exchange for Grantee’s agreement not to disclose or use Information (as defined below) except as permitted in this Agreement and Grantee’s agreement to comply with the restrictive covenants in this Section 11, the Company (or its subsidiaries or affiliates) will provide Grantee access to Information. Grantee agrees not to disclose or use for his/her/their own benefit or purposes or for the benefit or purposes of any Person other than the Company and any of its subsidiaries or affiliates, any trade secrets or other confidential information or data relating to or provided by the Company, or any of its subsidiaries or affiliates, or any of their respective customers including (without limitation) any information relating to development, programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, financing methods, plans, or the business and affairs of the Company, or any of its subsidiaries or affiliates (“Information”); provided, however, the foregoing shall not apply to (i) Information which is generally known to the industry or the public other than as a result of Grantee’s breach of any obligation to the Company, or any of its subsidiaries or affiliates; (ii) disclosure that is required by any applicable law, rule or regulation; or (iii) as otherwise provided in Section 11(d). If Grantee receives such a court order or subpoena to produce Information in his/her/their possession, Grantee shall provide the Company reasonable advance notice, in writing, prior to producing said Information, so as to give the Company reasonable time to object to Grantee producing said Information. Grantee shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (1) is made (a) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and (b) solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Disclosures to attorneys, made under seal, or pursuant to court order are also protected in certain circumstances under 18 U.S.C. § 1833.

(d)Protected Rights. Nothing contained in this Agreement prohibits or limits Grantee’s ability to file a charge or complaint with any federal, state or local governmental agency or commission, including but not limited to the U.S. Securities and Exchange Commission. This Agreement also does not prohibit or limit Grantee’s ability to communicate with any federal, state or local governmental agency or commission (including but not limited to the U.S. Securities and Exchange Commission), or to otherwise participate in any investigation or proceeding that may be conducted by such an agency or commission (including but not limited to the U.S. Securities and Exchange Commission), including providing documents or other information. Moreover, nothing in this agreement prevents Grantee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Grantee has reason to believe is unlawful.

(e)Remedies. Grantee agrees that any breach of Section [11(a)] 11(b), or 11(c) will result in immediate and irreparable harm to the Company and its affiliates for which damages alone are an inadequate remedy and cannot readily be calculated. Accordingly, the Grantee agrees that the Company and its affiliates shall be entitled to temporary, preliminary and permanent injunctive relief to prevent any such actual or threatened breach, without posting a bond or other security or limiting other available remedies. If a court finds Section 11 of this Agreement or any of its restrictions are ambiguous, unenforceable, or invalid, the Company and Grantee agree that the court will read Section 11 of the Agreement as a whole and interpret such restriction(s) to be enforceable and valid to the maximum extent allowed by law. If the court declines to enforce Section 11 of this Agreement in the manner provided in this Section 11(e), the Company and Grantee agree that Section 11 of this Agreement will be automatically modified to provide the Company with the maximum protection of its business interests allowed by law, and Grantee agrees to be bound by Section 11 of this Agreement as modified.

(f)Termination of Agreement. This Agreement and the Award shall terminate effective on the date on which Grantee engages in any activity in breach of any or all of Sections [11(a)], 11(b), or 11(c). This Agreement and the Award shall also terminate if at any time during Grantee’s employment with the Company, or any of its subsidiaries or affiliates, or within one (1) year after the termination of such employment for any reason (whether voluntary or involuntary), Grantee (i) is convicted of a felony; (ii) has been adjudicated by a court of competent jurisdiction of having committed an act of fraud or dishonesty resulting or intending to result directly or indirectly in personal enrichment at the expense of the Company, or any of its subsidiaries or affiliates; or (iii) is excluded from participating in any federal health care program. In any of the aforementioned cases, in addition to injunctive relief as forth above, the Company may seek an order requiring Grantee to repay the Company any value, gain or other consideration received or realized by Grantee as a result of this Award or any Shares received pursuant to the Award. The provisions of this Section 11(f) are in addition to and not in lieu of any other remedies available to the Company in the event Grantee violates the Policies, or any laws or regulations. Notwithstanding the foregoing and any other language in this Agreement, for the avoidance of doubt, this Section 11(f) does not supersede or preclude the application or enforceability of Section 8 or any Clawback Policy.

(g)Advice of Counsel; Review Period. Grantee acknowledges and agrees that Grantee has carefully read and fully understands all of the provisions of this Section 11. The Company hereby advises Grantee to consult with an attorney of the Grantee’s choosing and at the Grantee’s cost before signing this Agreement and Award. Grantee acknowledges that Grantee has had at least fourteen (14) days (or such longer period as may be required under applicable law) to review this Agreement and the Award before agreeing to its terms.

(h)Governing Law. Notwithstanding anything in the Plan or this Agreement to the contrary, this Section 11 shall be construed and regulated under and by the laws of the state where Grantee resides. The parties agree that any and all actions or proceedings to enforce Section 11 shall be brought in the state or federal court where Grantee resides.

12.Section 409A of the Code. This Agreement and the Award are intended to be exempt from or meet the requirements of Section 409A of the Code, as applicable, and shall be interpreted and construed consistent with that intent and each settlement hereunder shall be considered a separate payment for purposes of Section 409A of the Code. Notwithstanding any other provisions of this Agreement, to the extent that the right to any issuance of Shares or payment to Grantee hereunder provides for non-qualified deferred compensation within the meaning of Section 409A(d)(1) of the Code that is subject to Section 409A of the Code, the issuance or payment shall be made in accordance with the following:

If Grantee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code on the date of Grantee’s “separation from service” within the meaning of Section 409A(a)(2)(A)(i) of the Code (the “Separation Date”), then no such issuance of Shares or payment shall be made during the period beginning on the Separation Date and ending on the date that is six months following the Separation Date or, if earlier, on the date of Grantee’s death, if the earlier making of such issuance of Shares or payment would result in tax penalties being imposed on Grantee under Section 409A of the Code. The amount of any issuance of Shares or payment that would otherwise be made during this period shall instead be made on the first business day following the date that is six months following the Separation Date or, if earlier, the date of Grantee’s death. If the Grantee is subject to an employment or other agreement that specifies a time and form of payment that differs from the time and form of payment set forth in Exhibit B, then this Award shall be settled in accordance with such employment or other agreement to the extent required to comply with Section 409A of the Code in a manner permissible under the Plan.

13.Compliance with Policies. It is understood and agreed upon that at all times Grantee will act in full compliance with the Company’s policies and procedures as may be in effect from time to time, including without limitation, the Company’s Code of Conduct, Joint Venture Arrangements Policy, Medical Director Agreements Compliance Handbook, Acceptance of Gifts Policy and/or credentialing process (individually, each a “Policy” and, collectively, the “Policies”). If Grantee’s conduct, whether related to the Award granted under this Agreement or otherwise, materially violates the requirements of the Policies, as determined by the independent directors of the Board (with respect to a Grantee who is the Chief Executive Officer of the Company), the Committee (with respect to a Grantee that is an “officer” under Section 16 of the Exchange Act other than the Chief Executive Officer) or the Company’s Chief Executive Officer, Chief Compliance Officer or Chief Legal Officer (with respect to a Grantee that is not an “officer” under Section 16 of the Exchange Act), then the Company may require Grantee to forfeit any unvested portion of the Award granted under this Agreement and be subject to immediate disciplinary action, up to and including termination. The provisions of this Section 13 are in addition to and not in lieu of any other remedies available to the Company in the event Grantee violates the Policies or any laws or regulations. If at any time Grantee has questions or concerns about the provisions in this Section 13, or suspects any improper conduct related to the Policies, Grantee should immediately contact his/her/their supervisor or Team Quest. Grantee also may anonymously and confidentially call the Company’s Compliance Hotline.

14.Compliance with Law. No Shares shall be issued and delivered pursuant to this Award unless and until all applicable registration requirements of the Securities Act of 1933, as amended, all applicable listing requirements of any national securities exchange on which the Common Stock is then listed, and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been complied with. In particular, the Committee may require certain investment (or other) representations and undertakings in connection with the issuance of securities in connection with the Plan and this Award in order to comply with applicable law.

If any provision of this Agreement is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. Furthermore, if any provision of this Agreement is determined to be illegal under any applicable law, such provision shall be null and void to the extent necessary to comply with applicable law, but the other provisions of this Agreement shall remain in full force and effect.

15.Arbitration. Except as otherwise set forth in Section 11, any dispute, controversy, or claim concerning this Award shall be resolved by final and binding arbitration administered by the American Arbitration Association under its Employment Arbitration Rules and Mediation Procedures then in effect (including with regards to discovery). Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including the issuance of an injunction, and may award the prevailing party legal fees and expenses and arbitration fees and expenses that are incurred by the prevailing party if the substantive law at issue, or other applicable law, permits. Either party may, without inconsistency with and without waiving this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. The award of the arbitrator, which shall be in writing summarizing the basis for the decision, shall be final and binding upon the parties and subject only to limited review as permitted by law. Except as provided for in Section 11(d) or as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and Grantee. The Company and Grantee acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision.

16.Interpretation of Award.

(a)This Award is granted under the provisions of the Plan and shall be interpreted in a manner consistent with it.

(b)Any provision in this Award inconsistent with the Plan shall be superseded and governed by the Plan.

(c)For all purposes under this Award, employment by the Company shall include employment by the Company or any Affiliate thereof.

(d)This Award shall be subject to the terms of any written employment agreement between the Grantee and the Company or any Affiliate thereof to the extent permissible under the Plan.

17.     Electronic Delivery and Execution. Grantee will not be able to initiate any stock transactions related to this Award until Grantee has accepted the terms of this Agreement. The Company may, in its sole discretion, decide to deliver any documents related to this Award or future awards made under the

Plan by electronic means or request Grantee’s consent to participate in the Plan by electronic means. Grantee hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through any online or electronic system established and maintained by the Company or another third party designated by the Company.

DaVita Inc.
Restricted Stock Unit Agreement Exhibit B – Events Causing Full Vesting Awards

Change of Control Vesting

In the event of a Change of Control (as defined below), this Award shall automatically vest in its entirety upon the earlier of the following two events: (i) immediately prior to the effective date of a Change of Control if the successor in such Change of Control (the “Acquiror”) fails to effectively assume, convert or replace this Award, or (ii) if the Award is effectively assumed in a Change of Control, as of the date of termination of Grantee’s employment if such termination occurs within twenty-four (24) months following such Change of Control by the Company (or the Acquiror) (a) other than for “Cause” (defined below) or (b) if applicable, by Grantee in accordance with the termination for “Good Reason” provisions of Grantee’s employment agreement, if any; provided, however, that if the Award constitutes nonqualified deferred compensation within the meaning of Section 409A of the Code, then in the case of clause (i), if the Award is not effectively assumed, converted or replaced and the Change of Control was not a “change in control event” within the meaning of Section 409A of the Code or to the extent distribution would not be permissible under Section 409A of the Code without adverse tax consequences, then the vested Award shall be settled in accordance with the Award’s normal Vesting Schedule or, if earlier and to the extent permitted by Section 409A of the Code, Grantee’s termination of employment, provided that the Grantee would not satisfy the age and service requirements for Rule of 65 Vesting during the duration of the Vesting Schedule, and in the case of clause (ii), if the Change of Control was not a “change in control event” within the meaning of Section 409A of the Code and the Grantee would satisfy the age and service requirements for Rule of 65 Vesting during the duration of the Vesting Schedule, then the vested Award shall be settled in accordance with the normal Vesting Schedule, in accordance with the Rule of 65 provisions.

To be effectively assumed in the Change of Control, the award received in exchange for the Award in connection with a Change of Control: (i) must be of the same type as the Award; (ii) must have a value intended to preserve the value of the Award; (iii) must relate to publicly traded equity securities of the Company (or the Acquiror or another entity that is affiliated with the Company or the Acquiror); and (iv) must have other terms and conditions that are not less favorable to the Grantee than the terms and conditions of the Award (including the provisions that would apply in the event of a subsequent Change of Control). Without limiting the generality of the foregoing, the replaced Award may take the form of a continuation of the Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions for effectively assuming the Award have been satisfied shall be made by the Board, as constituted immediately before the Change of Control, in its sole discretion.

For purposes of this Exhibit:
• “Cause” shall mean: (a) a material breach by Grantee of his/her/their duties and responsibilities which do not differ in any material respect from the duties and responsibilities of Grantee during the ninety (90) days immediately prior to a Change of Control (for clarity, as defined herein below) (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on Grantee’s part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach; (b) willful misconduct or gross negligence which results in material harm to the Company; (c) the conviction of Grantee of, or a plea of nolo contendere by Grantee to, a felony or other crime involving fraud or dishonesty; or (d) willful violation of Company policies which results in material harm to the Company.
•“Change of Control” shall mean:
(a)any transaction or series of transactions in which any Person becomes the direct or indirect Beneficial Owner, by way of a stock issuance, tender offer, merger, consolidation, other business combination or otherwise, of greater than 35% of the total voting power (on a fully diluted basis as if all convertible securities had been converted and all warrants and options had been exercised) entitled to vote in the election of directors of the Company (“Company Voting Securities”) (including any transaction in which the Company becomes a wholly-owned or majority-owned subsidiary of another corporation); provided, however, that the following acquisitions shall not be deemed to be a Change of Control: (i) acquisitions by the Company or any Subsidiary; (ii) acquisitions by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; (iii) acquisitions by any underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) any acquisition pursuant to a transaction described in subparagraph (b) of this definition; provided further, that a Change of Control shall not be deemed to occur solely because Berkshire Hathaway Inc., together with its Affiliates (“Berkshire”) acquires Beneficial Ownership of more than 35% of the then-outstanding Company Voting Securities as a result of the acquisition of additional securities by the Company that reduces the number of Company Voting Securities outstanding (except if after such acquisition by the Company, Berkshire becomes the Beneficial Owner of additional Company Voting Securities that increase the percentage of outstanding Company Voting Securities beneficially owned by Berkshire, in which case a Change of Control of the Company shall then occur);

(b)any merger or consolidation or reorganization of the Company other than a merger, consolidation or reorganization (i) immediately following which those individuals who, immediately prior to the consummation of such merger, consolidation or reorganization, constituted the Board, constitute a majority of the board of directors of the Company or the surviving or resulting entity or any parent thereof, (ii) which results in the Company Voting Securities outstanding immediately prior to such merger, consolidation or reorganization continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, greater than 50% of the combined voting power of the securities of the Company (or such surviving entity or any parent thereof) outstanding immediately after such merger or consolidation, and (iii) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the then outstanding Company Voting Securities;

(c)any transaction or series of transactions in which all or substantially all of the Company's assets are sold;

(d)a complete liquidation or dissolution of the Company; or

(e)during any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any Person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such Person is named as a nominee for director, without written objection to such nomination) shall be an

Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any Person other than the Board shall be deemed to be an Incumbent Director.
Solely for purposes of this definition, the following terms shall have the meaning specified: (A) “Affiliate” shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act; (B) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities which are reflected on a Schedule 13G; and (C) ”Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (w) the Company or any of its Affiliates; (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (y) an underwriter temporarily holding securities pursuant to an offering of such securities; or (z) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

Rule of 65 Vesting

In the event that (i) the Grantee has remained continuously employed with the Company for at least one year from the Grant Date, (ii) the Grantee has satisfied the Rule of 65 (as defined below) at the time of his/her/their termination of employment and such termination of employment is not for Cause, and (iii) the Grantee is an “officer” under Section 16 of the Exchange Act at the time of such termination of employment, then the Award shall vest and shall be settled in accordance with the normal Vesting Schedule set forth on the cover page of the Agreement; provided, however, that if following the Grantee’s termination of employment under this paragraph, there is a Change of Control (as defined above) and the Award is not effectively assumed, converted or replaced and the Change of Control is a “change in control event” within the meaning of Section 409A of the Code, then the vested Award shall be settled upon such Change of Control to the extent permitted without adverse tax consequences by Section 409A of the Code. If the Grantee satisfies the requirements of the preceding sentence but the Grantee’s termination of employment occurs prior to the first anniversary of the Grant Date, then the number of Shares eligible for vesting shall be prorated based on the number of full months from the Grant Date to the Grantee’s termination of employment divided by 12.

“Rule of 65” shall mean that the sum of the Grantee’s age and years of service equals or exceeds 65, with a minimum age of 55 and a minimum of five years of continuous service.

Death or Disability

In the event of the Grantee’s death or Disability while employed by the Company, any outstanding portion of the Award shall fully vest and be settled within 60 days following such death or Disability.

“Disability” shall mean that the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, determined in accordance with Section 409A of the Code.